UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

USED KAR PARTS, INC.

(Name of small business issuer in our charter)

Florida

(State or other jurisdiction of incorporation or organization)

7389	04-3721895
(Primary standard industrial classification code number)	(I.R.S Employer Identification No.)

6371 La Costa Dr. #101, Boca Raton, Florida 33433

561-347-8789

(Address and telephone number of principal executive offices)

Jeannine Karklins

6371 La Costa Dr. #101, Boca Raton, Florida 33433

561-347-8789

(Name, address and telephone of agent for service)

Approximate date of commencement of proposed sale to the public:

March 3, 2003

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

CALCULATION OF REGISTRATION FEE (1)

Title of class of securities to be registered	Number of shares being registered	Price of each share	Amount of Registration Fee
Common Stock	68,000	$.05	$.31

  Estimated solely for the purpose of calculating the registration fee, as relied upon in Rule 457, and using the current fee rate table provided at a rate of $.000092 per US dollar.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to said Section 8(a), may determine.

This page is not part of the prospectus

Prospectus

USED KAR PARTS, INC.

6371 La Costa Dr. #101, Boca Raton, Florida 33433

561-347-8789

68,000 shares of Common Stock

The registration statement of which this prospectus is a part relates to the offer and sale of 68,000 shares of our common stock by the holders of these securities, referred to as selling security holders throughout this document. The shareholders will sell at a price of $.05 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.

Our common stock is not listed on any national securities exchange or the NASDAQ stock market.

We intend to have our stock quoted on the OTCBB. If and when such time our stock is quoted on the OTCBB, the securities will be priced at prevailing market prices or at privately negotiated prices. The selling security holders may offer their shares at those prevailing market prices or privately negotiated prices. The Company will pay all expenses of registering the securities. Our fiscal year end date is January 31.

These securities involve a high degree of risk and should be considered only by persons who can afford the loss of their entire investment. See "risk factors" beginning on page 5.

The Securities and Exchange Commission has not approved or disapproved these securities, or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. The Company is not offering any securities for sale. Shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is March 3, 2003

TABLE OF CONTENTS

Part I

  Front Cover Page of Prospectus 2
  Inside Front and Outside Back Cover Pages of Prospectus 3
  Summary Information 4

  Risk Factors Particular to Used Kar Parts, Inc. 5

      Our Success is Heavily Dependent Upon the Continued Participation of Jeannine Karklins our only Officer and Director, if we lose her our business will fail.
      Ms. Karklins, our only officer and director, owns more than 95 percent of the Companys common stock, following this offering.
      If customers do not accept On-Line Marketplace for used car parts Via the Internet, we will not generate revenue to operate.
      Jeannine Karklins, our only Officer and Director will only participate 70% of her time towards the business of Used Kar Parts, Inc., this could cause our business to fail.
      Dependant on hiring qualified technical personnel to create the e commerce website, if we cannot hire these individuals we will be unable to conduct operations.
      We are a development stage company with no operating history and may not generate enough revenues to stay in business.
      There is no market for the companys securities and if no market develops investors will be unable to sell their securities

Other Investment Risk Factors 7

    Purchase of Penny stocks can be risky and therefore these securities will be more difficult to sell even if a market develops.
    Absence of Dividends Now and in the Near Future
    If we do not receive funding we will not be able to conduct our business
  Determination of Offering Price 9
  Selling Security Holders 9
  Plan of Distribution 11
  Legal Proceedings 12
  Directors, Executive Officers, Promoters and Control Management 12
  Security Ownership of Certain Beneficial Owners and Management 13
  Description of Securities 14
  Interest of Named Experts and Counsel 16
  Disclosure of Commission Position on Indemnification for Securities Act Liabilities 17
  Description of Business 17
  Management's Discussion and Analysis or Plan of Operation 21
  Description of Property 24
  Certain Relationships and Related Transactions 25
  Market for Common Equity and Related Stockholder Matters 25
  Executive Compensation 25
  Financial Statements 26
  Changes in and Disagreements with Accountants on Accounting and Financial Disclosure 30

SUMMARY INFORMATION AND RISK FACTORS

Prospectus Summary

This prospectus contains statements about our future operations, which involve risks and uncertainties. Our actual results could differ in important ways from our anticipated future operations, due to many factors, including "risk factors" beginning on page 5 and other factors. Because this is a summary and the information is selective, it does not contain all information that may be important to you. You should read carefully all information in the prospectus including its detailed information and the financial statements and the explanatory notes before making an investment decision.

Our Company.

We were incorporated in the State of Florida on April 26, 2002. Our principal executive offices are located at 6371 La Costa Dr. #101, Boca Raton, Florida 33433. Our telephone number is 561-347-8789. We are authorized to issue common stock and preferred stock. Our total authorized stock consists of 50,000,000 common shares and 20,000,000 preferred shares. Our fiscal year end date is January 31.

Our Business.

We plan to develop a website where individuals subscribe to and interact in an online marketplace for used car parts. Used Kar Parts, Inc. objective is to provide solutions to improve profitability for the industry by making the supply and demand chain seamless and efficient. However, currently we do not have operations, website or revenue sources. We purchased the domain name for our website, which is www.UsedKarParts.com and entered in a contract with a web hosting service provider. We have developed an initial welcome home page for our visitors until an e commerce website is constructed. Our estimated costs for our first year of operations will be an estimated $5,000 to $7,500.

The Offering.

As of January 31, 2003, we had 2,068,000 shares of our common stock outstanding. This offering is comprised of securities offered by selling security holders only. Although we have agreed to pay all offering expenses, we will not receive any proceeds from the sale of the securities. We anticipate offering expenses of approximately $6,400. Because our current assets are only $3,876 and we have no revenue sources, management will pay the offering expenses.

Risk Factors Particular to Used Kar Parts, Inc.

A. Our Success is Heavily Dependent Upon the Continued Participation of Jeannine Karklins our only Officer and Director, if we Lose her our Business will Fail

Our success is heavily dependent upon the continued active participation of our only officer and director, Jeannine Karklins. Ms. Karklins has over 15 years experience in used car parts. Although, Ms. Karklins has a considerable background in the used car parts industry she may be unable to particularize or adapt it to the needs of website visitors. Moreover, Ms. Karklins has no Internet experience. Unless Ms. Karklins has the financial resources to hire qualified Internet consultants, the presentation and technical aspects of our website may not be able to attract customers to our website.

    We do not maintain "key person" life insurance on Jeannine Karklins life.
    We do not have a written employment agreement with Jeannine Karklins.
    There can be no assurance that we will be able to recruit or retain other qualified personnel, should it be necessary to do so.

B. Ms. Karklins, our only officer and director, owns approximately 96 percent of the Companys common stock, following this offering.

Following this offering, Ms. Karklins, our only officer and director will own approximately 96 percent of the outstanding common stock. As a result, she alone will be able to elect directors and take other corporate actions without stockholder approval.

C. If Customers do not accept an On-Line Marketplace for used car parts via the Internet, we will not generate revenue to operate

Our success depends upon the general acceptance of an on-line marketplace for used car parts by consumers, used car part sellers, and other third parties. If these groups do not embrace an online marketplace for used car parts, we will be unable to generate revenue. The market for an electronic marketplace for used car parts, particularly over the Internet, is in its early stages of development, but is evolving rapidly. We cannot assure that a sufficiently broad base of consumers and businesses will adopt, and continue to use, the Internet to obtain used car parts, traditionally provided in person-to-person transactions.

We believe that acceptance of our services will depend on the following factors, among others:

* The growth of the Internet as a medium for commerce generally, and as a market for used car parts products and services in particular

* Development of the necessary Internet network infrastructure to support new technologies and handle the demands placed upon us by our visitors

* Government regulation of the Internet towards the dissemination of used car parts and related information

* Our ability to successfully and efficiently develop an online marketplace that is attractive to a sufficiently large number of consumers and used car part dealers

* A change in the perception among many consumers and used car part dealers that an online marketplace is less dependable than obtaining used car parts through more traditional methods

* Quick response time for our services and enhancements

D. Jeannine Karklins, our only Officer and Director will only participate 70% of her time towards the business of Used Kar Parts, Inc., this could cause our business to fail

Ms. Karklins, the Companys president, may participate in other business ventures, which may compete directly or indirectly with the Company. Additional conflicts of interest and non-arms length transactions may also arise in the future. Ms. Karklins plans to devote nearly 70% of her time, towards the business of Used Kar Parts, Inc. Currently, Ms. Karklins other business ventures does not compete directly or indirectly with the business of the company.

E. Dependent on Hiring Qualified Technical Personnel to create an E commerce Website, if we cannot hire these individuals we will be unable to conduct operations

Our current and future success depends on our ability to identify, attract, hire, train, retain and motivate highly skilled technical, managerial, sales and marketing, customer service and professional personnel.

* If we fail to retain and attract the necessary technical professionals, the creation and efficiency of our website will suffer in its presentation, search abilities and information accessibility.

* If we fail to retain and attract the necessary managerial, sales and marketing and customer service personnel we will not develop a sufficient customer base to adequately fund our operations.

F. We are a Development Stage Company with no Operating History and may not generate enough revenues to stay in business

Because we have no operating history, assets, or revenue sources, an investor cannot determine if we will ever be profitable. We will experience financial difficulties during our operational development and beyond. We may be unable to operate profitably, even if we develop operations and generate revenues. We plan to generate revenues from membership fees, commissions from sales between members and advertising sales through our planned website, but there can be no assurance that we will develop a website or that, if developed, our revenues will exceed our costs.

Investors have no basis upon which to judge our ability to develop our web site and are unable to forecast our future growth. We have no revenues or revenue sources and yet we have significant costs. We cannot assure that we will obtain the necessary working capital to develop our e commerce website. Further, even if our e commerce website is developed, we cannot assure that our website will receive enough Internet traffic or purchases to generate revenues or achieve profitability.

G. There is no market for the companys securities and if no market develops investors will be unable to sell their securities

There is no established public trading market or market maker for our securities. There can be no assurance that a market for our common stock will be established or that, if established, a market will be sustained. Therefore, if you purchase our securities you may be unable to sell them. Accordingly, you should be able to bear the financial risk of losing your entire investment.

We may be unable to locate a market maker that will agree to sponsor our securities. Even if we do locate a market maker, there is no assurance that our securities will be able to meet the requirements for a quotation or that the securities will be accepted for listing on the OTCBB.

We intend to apply for listing of the securities on the OTCBB, but there can be no assurance that we will be able to obtain this listing.

Other Investment Risk Factors

A. Purchase of Penny Stocks Can be Risky and these securities will be more difficult to sell even if a market develops

In the event that a public market develops for our securities, such securities may be classified as a penny stock depending upon their market price and the manner in which they are traded. The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share whose securities are admitted to quotation but do not trade on the Nasdaq SmallCap Market or on a national securities exchange.

For any transaction involving a penny stock, unless exempt, the rules require delivery by the broker of a document to investors stating the risks of investment in penny stocks, the possible lack of liquidity, commissions to be paid, current quotation and investors' rights and remedies, a special suitability inquiry, regular reporting to the investor and other requirements. Prices for penny stocks are often not available and investors are often unable to sell such stock. Thus an investor may lose his investment in a penny stock and consequently should be cautious of any purchase of penny stocks.

B. Absence of Dividends Now and in the Near Future

We have never paid dividends. We do not anticipating declaring or paying dividends in the foreseeable future. Our dividends will be at our Board of Directors discretion and contingent upon our financial condition, earnings and capital requirements.

C. If we do not receive funding we will not be able to conduct our business

We will require funding to develop our business. Our capital requirements will depend on many factors including, but not limited to, the timing of development of our web site and the growth of the Internet. We will need a minimum of an additional $4,000 for the second half of the next twelve months. If additional funds are raised through the issuance of equity securities, the percentage ownership of our current shareholders will be reduced. There can be no assurance that additional capital will be available on terms favorable to us, or our shareholders.

To the extent that additional capital is raised through the sale of equity and/or convertible debt securities, the issuance of such securities could result in dilution to our shareholders. If adequate funds are not available, we may be unable to develop our operations.

DETERMINATION OF OFFERING PRICE

There is no established public market for our shares. As a result, the offering price and other terms and conditions relative to our shares have been arbitrarily determined by us and do not bear any relationship to assets, earnings, book value, or any other objective criteria of value. In addition, no investment banker, appraiser, or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares. Moreover, selling security holders will be able to determine the price at which they sell their securities by market factors and the independent decisions of the selling shareholders.

SELLING SECURITY HOLDERS

The securities are being sold by the selling security holders named below. Pursuant to this registration statement, when and if cleared by the Securities and Exchange Commission, these shares can be sold in any and all states that recognize an effective registration statement. The table indicates that all the securities held by each individual will be available for resale after the offering. We believe that the selling security holders listed in the table have sole voting and investment powers with respect to the securities indicated. We will not receive any proceeds from the sale of the securities. Jeannine Karklins, President, has no plans or intentions to use this registration statement.

NAME	RELATIONSHIP WITH ISSUER (1)	AMOUNT BENEFICIALLY OWNED	AMOUNT TO BE OFFERED	AMOUNT PERCENTAGE OWNED
Ernest Karklins	Father	10,000	10,000.48%
Linda Skuba	None	1,000	1,000	nil
Michelle Trentacoste	None	1,000	1,000	nil
John Di Pompeo Jr.	None	2,000	2,000	nil
Michael Karklins	Brother	1,000	1,000	nil
Dennis Stornant	None	1,000	1,000	nil
Robert Uzzo	None	3,000	3,000
Leah Karklins	None	5,000	5,000.24%
Mary McGautha	None	2,000	2,000
Paul Rocco	None	1,000	1,000	nil
Andra Bidot	None	1,000	1,000	nil
Ahmet Ozdemir	None	1,000	1,000	nil
Kristin Hanke	None	1,000	1,000	nil
Carlos Burgos	None	10,000	10,000.48%
Alice Figliolia	None	2,000	2,000	nil
Jennifer Lyn Amuso	None	1,000	1,000	nil
Dana Karklins	Brother	10,000	10,000.48%
Vincent Figliolia	None	2,000	2,000	nil
Maxine Karklins	Mother	10,000	10,000.48%
Raymond J O Donovan	None	1,000	1,000	nil
Carla Sills	None	1,000	1,000	nil
Michelle Calavetta-Halcomb	None	1,000	1,000	nil
  Any material relationship, which the selling security holder has had within the past three years with our corporation or any of its predecessors and/or affiliates.

We intend to seek qualification for sale of the securities in those states that the securities will be offered. That qualification is necessary to resell the securities in the public market and only if the securities are qualified for sale or are exempt from qualification in the states in which the selling shareholders or proposed purchasers reside. There is no assurance that the states in which we seek qualification will approve of the security resale.

If the securities are approved for a public market and the trading price of our common stock is less than $5.00 per share, our stock would be considered a penny stock and trading in our common stock would also be subject to the requirements of Rule 15g-9 under the Exchange Act. Under this rule, broker/dealers who recommend low-priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements.

The broker/dealer must make an individualized written suitability determination for the purchaser and receive the purchaser's written consent prior to the transaction.

SEC regulations also require additional disclosure in connection with any trades involving a "penny stock", including the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and its associated risks. Such requirements may severely limit the liquidity of our common stock in the secondary market because few brokers or dealers are likely to undertake such compliance activities. Generally, the term "penny stock" refers to a stock with a market price of less than $5.00 per share, which is not traded on a national securities exchange or quoted on NASDAQ. An active trading market in our common stock may not be able to be sustained because of these restrictions.

PLAN OF DISTRIBUTION

The securities offered, by this prospectus may be sold by the selling security holders or by those, to whom such shares are transferred. We intend to have our stock quoted on the OTCBB. If and when such time our stock is quoted on the OTCBB, the securities will be priced at prevailing market prices or at privately negotiated prices. The shareholders will sell at a price of $.05 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. We are not aware of any underwriting arrangements that have been entered into by the selling security holders. The distribution of the securities by the selling security holders may be effected in one or more transactions that may take place in the over-the-counter market, including broker's transactions, privately negotiated transactions or through sales to one or more dealers acting as principals in the resale of these securities.

Any of the selling security holders, acting alone or in concert with one another, may be considered statutory underwriters under the securities act of 1933, if they are directly or indirectly conducting an illegal distribution of the securities on behalf of our corporation. For instance, an illegal distribution may occur if any of the selling securities holders provide us with cash proceeds from their sales of the securities. If any of the selling shareholders are determined to be underwriters, they may be liable for securities violations in connection with any material misrepresentations or omissions made in this prospectus.

In addition, the selling security holders and any brokers and dealers through whom sales of the securities are made may be deemed to be "underwriters" within the meaning of the securities act, and the commissions or discounts and other compensation paid to such persons may be regarded as underwriters' compensation.

The selling security holders may pledge all or a portion of the securities owned as collateral for margin accounts or in loan transactions, and the securities may be resold pursuant to the terms of such pledges, accounts or loan transactions. Upon default by such selling security holders, the pledgee in such loan transaction would have the same rights of sale as the selling security holders under this prospectus. The selling security holders also may enter into exchange traded listed option transactions, which require the delivery of the securities, listed under this prospectus. The selling security holders may also transfer securities owned in other ways not involving market makers or established trading markets, including directly by gift, distribution, or other transfer without consideration, and upon any such transfer the transferee would have the same rights of sale as such selling security holders under this prospectus.

In addition to, and without limiting, the foregoing, each of the selling security holders and any other person participating in a distribution will be affected by the applicable provisions of the exchange act, including, without limitation, regulation m, which may limit the timing of purchases and sales of any of the securities by the selling security holders or any such other person.

There can be no assurances that the selling security holders will sell any or all of the securities. In order to comply with state securities laws, if applicable, the securities will be sold in jurisdictions only through registered or licensed brokers or dealers. In various states, the securities may not be sold unless these securities have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with. Under applicable rules and regulations of the exchange act, as amended, any person engaged in a distribution of the securities may not simultaneously engage in market-making activities in these securities for a period of one or five business days prior to the commencement of such distribution.

All of the foregoing may affect the marketability of the securities. Pursuant to the various agreements we have with the selling securities holders, we will pay all the fees and expenses incident to the registration of the securities, other than the selling security holders' pro rata share of underwriting discounts and commissions, if any, which is to be paid by the selling security holders.

LEGAL PROCEEDINGS

We are not aware of any pending or threatened legal proceedings, which involve Used Kar Parts, Inc.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS
  Directors and Officers. Our Bylaws provide that we shall have a minimum of one director on the board at any one time. Vacancies are filled by a majority vote of the remaining directors then in office. The directors and executive officers of Used Kar Parts, Inc. are as follows:
NAME AND ADDRESS	AGE	POSITIONS HELD
Jeannine Karklins	33	President / Secretary / Treasurer

  Jeannine Karklins will serve as the director until our next annual shareholder meeting to be held within six months of our fiscal year's close or until a successor is elected who accepts the position. Directors are elected for one-year terms. Ms. Karklins will dedicate nearly 70% of her time towards the business of Used Kar Parts, Inc., which also include, but not limited to, accounting and financial reporting.

  Ms. Karklins has over fifteen years in the automotive and insurance industry. Her expertise ranges from Automotive Sales, Recovery and Relocation, Parts and Repair, and Insurance. She is an accomplished Catastrophe Insurance adjuster and auto appraiser. She has also served in the capacity of compliance officer in the Automotive Industry providing her with invaluable experience in Government Regulations

  Significant Employees. Other than Jeannine Karklins, there are no employees who are expected to make a significant contribution to our corporation.

  Family Relationships. There are no family relationships among our officers, directors, or persons nominated for such positions.
  Legal Proceedings. No officer, director, or persons nominated for such positions and no promoter or significant employee of our corporation has been involved in legal proceedings that would be material to an evaluation of our management.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth the ownership, as of January 31, 2003, of our common stock (a) by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock, and (b) by each of our directors, by all executive officers and our directors as a group. To the best of our knowledge, all persons named have sole voting and investment power with respect to such shares, except as otherwise noted.

  Security Ownership of Certain Beneficial Owners.
Title of Class	Name and Address	No. Of Shares	Nature of Ownership	Current % Owned
Common	Jeannine Karklins 6371 La Costa Dr. #101, Boca Raton, FL 33433	2,000,000	Direct	96%

  Security Ownership of Officers and Directors.
Title of Class	Name and Address	No. Of Shares	Nature of Ownership	Current % Owned
Common	Jeannine Karklins 6371 La Costa Dr. #101, Boca Raton, FL 33433	2,000,000	Direct	96%

  All officers and directors as group 2,000,000 Direct 96%

  Changes in Control.

There are currently no arrangements, which would result in a change in control of Used Kar Parts, Inc.

DESCRIPTION OF SECURITIES

The following description is a summary and is qualified in its entirety by the provisions of our Articles of Incorporation and Bylaws, copies of which have been filed as exhibits to the registration statement of which this prospectus is a part.

The securities offered by this prospectus must meet the blue sky resale requirements in the states in which the proposed purchasers reside. If we fail to meet these qualifications, the securities may be deprived of any value.

We are authorized to issue maximum stock of 50,000,000 common shares and 20,000,000 preferred shares. As of January 31, 2003 there were 2,068,000 common shares and no shares of preferred, issued and outstanding. The Board of Directors' authority to issue stock without shareholder consent may dilute the value of your stock.

COMMON STOCK.

General.

We are authorized to issue 50,000,000 shares of common stock and 20,000,000 preferred stock, $.001 par value. As of January 31, 2003, there were 2,068,000 common shares issued and outstanding. All shares of common stock outstanding are validly issued, fully paid and non-assessable.

Voting Rights

Each share of common stock entitles the holder to one vote, either in person or by proxy, at meetings of shareholders. The holders are not permitted to vote their shares cumulatively. Accordingly, the holders of common stock holding, in the aggregate, more than fifty percent of the total voting rights can elect all of our directors and, in such event, the holders of the remaining minority shares will not be able to elect any of such directors. The vote of the holders of a majority of the issued and outstanding shares of common stock entitled to vote thereon is sufficient to authorize, affirm, ratify or consent to such act or action, except as otherwise provided by law.

Our principal stockholder and president, Jeannine Karklins, currently, owns approximately 96% of our common stock. Jeannine Karklins will have significant influence over all matters requiring approval by our stockholders, but not requiring the approval of the minority stockholders. In addition, Jeannine Karklins will be able to elect all of the members of our Board of Directors, allowing her to exercise significant control of our affairs and management. In addition, Jeannine Karklins may affect most corporate matters requiring stockholder approval by written consent, without a duly-noticed and duly-held meeting of stockholders

Dividend Policy.

All shares of common stock are entitled to participate proportionally in dividends if our Board of Directors declares them out of the funds legally available and subordinate to the rights, if any, of the holders of outstanding shares of preferred stock. These dividends may be paid in cash, property or additional shares of common stock. We have not paid any dividends since our inception and presently anticipate that all earnings, if any, will be retained for development of our business. Any future dividends will be at the discretion of our Board of Directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors. Therefore, there can be no assurance that any dividends on the common stock will be paid in the future.

To date, we have never paid dividends. We do not anticipate declaring or paying dividends in the foreseeable future. Our retained earnings, if any, will finance the development and expansion of our business. Our dividends will be at our Board of Directors' discretion and contingent upon our financial condition, earnings, capital requirements and other factors. Future dividends may also be affected by covenants contained in loan or other financing documents we may execute. Therefore, there can be no assurance that cash dividends of any kind will ever be paid.

Miscellaneous Rights and Provisions.

Holders of common stock have no preemptive or other subscription rights, conversion rights, redemption or sinking fund provisions. In the event of our dissolution, whether voluntary or involuntary, each share of common stock is entitled to share proportionally in any assets available for distribution to holders of our equity after satisfaction of all liabilities and payment of the applicable liquidation preference of any outstanding shares of preferred stock.

PREFERRED STOCK.

We have authorized 20,000,000 shares of preferred stock, $.001 par value, of which no preferred shares are issued or outstanding. These shares may have such rights and preferences as determined by the Board of Directors.

We have 20,000,000 authorized shares of preferred stock, which may be issued by action of the Board of Directors. We have not yet issued any shares of preferred stock. The Board may designate voting control, liquidation, dividend and other preferred rights to preferred stock holders. The Board of Directors' authority to issue this stock without shareholder consent may have a depressive effect on the market value of our common stock. The issuance of preferred stock could also delay or prevent a change in control of our corporation or other take-over attempt

Dividends, Voting, Liquidation, & Redemption.

Upon issuance, our Board of Directors will determine the rights and preferences of shares of preferred stock. The Board of Director's ability to issue preferred stock without further shareholder approval has the potential to delay, defer or prevent a change in control of our corporation. Moreover, the Board of Director's broad discretion in designating specific rights and preferences may have the potential to dilute or devalue the stock held by the common shareholders.

SHARES ELIGIBLE FOR FUTURE SALE.

The 68,000 shares of common stock sold in this offering will be freely tradable without restrictions under the Securities Act.

In general, under Rule 144 as currently in effect, any of our affiliates, namely Jeannine Karklins, our President and only officer, and any person or persons whose sales are aggregated who has beneficially owned his or her restricted shares for at least one year, may be entitled to sell in the open market within any three-month period a number of shares of common stock that does not exceed the greater of (i) 1% of the then outstanding shares of our common stock, or (ii) the average weekly trading volume in the common stock during the four calendar weeks preceding such sale. Sales under Rule 144 are also affected by limitations on manner of sale, notice requirements, and availability of current public information about us. Non-affiliates who have held their restricted shares for one year may be entitled to sell their shares under Rule 144 without regard to any of the above limitations, provided they have not been affiliates for the three months preceding such sale.

Further, Rule 144A as currently in effect, in general, permits unlimited resales of restricted securities of any issuer provided that the purchaser is an institution that owns and invests on a discretionary basis at least $100 million in securities or is a registered broker-dealer that owns and invests $10 million in securities. Rule 144A allows our existing stockholders to sell their shares of common stock to such institutions and registered broker-dealers without regard to any volume or other restrictions. Unlike under Rule 144, restricted securities sold under Rule 144A to non-affiliates do not lose their status as restricted securities. However, in the event that a market develops for our common stock, Rule 144A would no longer be available.

EXPERTS

Our Financial Statements for the period from April 26, 2002 inception to January 31, 2003, have been included in this prospectus in reliance upon of Baum and Company, CPA's, independent Certified Public Accountants as experts in accounting and auditing.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by our directors, officers or controlling persons in the successful defense of any action, suit or proceedings, is asserted by such director, officer, or controlling person in connection with any securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issues.

DESCRIPTION OF BUSINESS

We have already proceeded with our business plan with purchasing a domain name called www.UsedKarparts.com We have also entered in a contract with a web hosting service: of no material substance, on a month to month basis at $9.95 per month and can be cancelled at any time, to provide Used Kar Parts, Inc. with the necessary disk space to upload an e commerce site sufficient to support our expected needs and services to provide to our customers. We are currently reviewing our options to begin the development of the actual e commerce website necessary to deliver our customers an interactive website that will enable consumers to view and purchase our services, related to the used car parts industry, quickly and efficiently. There can be no assurance that we will be able to develop operations in this area, or any other area. We have had no operations to date.

BUSINESS DEVELOPMENT.

We were incorporated in the State of Florida on April 26, 2002, for the purpose of providing an online marketplace for used car parts through the Internet.

PRINCIPAL PRODUCTS AND SERVICES.

We have already purchased a domain name called www. UsedKarparts.com. We have also entered within a contract with a web-hosting provider. Terms include a monthly charge of $9.95 payable quarterly at a total of $29.85. This service can be cancelled or upgraded at any time. Since we will rely on a third party to provide our Internet Service Provider to host our site we may experience interruptions in our website connection and our telecommunications access due to our reliance upon third parties. We anticipate that we will use software that is dependent on operating system, database and server software developed and produced by and licensed by third parties. We may discover errors and defects in this third party software and rely on the third parties to correct these errors and defects in a timely manner. Accordingly, continuous or prolonged interruptions in our website connection or in our telecommunications access would have an adverse effect upon consumer perception of our ability to provide information in a timely and efficient manner. We have also created an interim welcome page on our website to introduce Used Kar Parts, Inc., while a full e commerce website is constructed. At this present time we have no intentions of acquiring another entity or merging with another entity.

The discussion of our future business is management's best estimate and analysis of the potential market, opportunities and difficulties that we face. There can be no assurances that the underlying assumptions accurately reflect our opportunities and potential for success. Competitive and economic forces make forecasting of revenues and costs difficult and unpredictable.

We plan to develop a web site that provides an online marketplace for used car parts. Our objective is to provide solutions to improve profitability for the industry by making the supply and demand chain seamless and efficient.

We plan to develop our site to permit website subscribers to do the following:

  Access buyers and sellers more efficiently, and reach out to hundreds of new buyers of used car parts.
  Target specific customers with dedicated products and prices.
  Cross geographical limitations by the ability to access our website worldwide.
  Cut the cost of our customers who wish to sell used car parts by marketing through our cost efficient website.
  Post and update dealers and suppliers catalogs of used car parts, 24 hrs a day, 7 days a week.
  Post dealers and suppliers of used car parts name and logo along with pictures of their products they wish to sell.
  Give information about the dealers and suppliers companies, their divisions, location of plants and storage facilities, parts inventory and any other facts.
  Customers who are in the business of dealing and supplying used car parts can list their products and put them in their own categories, with the capability of viewing pictures of the products.
  Customers who are in the business of dealing and supplying used car parts can also give details of each product to help buyers search for a particular product.
  Customers who may be seeking to purchase or sell used car parts can enter a dynamic price exchange forum, which updates immediately, whenever a price is changed, a product is sold or no longer available.

Visitors who wish to subscribe to our services will be required to pay a fee of $99.00, which allows them to use our site for one month from the subscription date. Incentives, such as a 10 percent price beak for yearly subscriptions, will be offered for those customers who wish to use our services on a continuous basis. Each user will be granted a password for entry into the web site. We plan to charge this fee to the subscriber's credit or debit card. We also plan to charge a commission rate of 3%, to the seller, from the sales conducted on the marketplace auction forum. We plan to process all orders by on line credit card or cyber cash systems, but we currently have not developed any relationships or contracts to process online orders. In addition, we have not researched the needs of our planned website functions or the fees associated with the services needed to fulfill those needs.

Our site content will consist of two major functions; the first being "Partslink" which will provide subscribers the ability to promote their sales by displaying a catalogue of used car parts to buyers seeking all types of car parts. By creating a greater awareness of the subscribers business and their products, it will assist them in experiencing a higher number of inquiries and transactions. The online catalogue offers a number of features that will make it an excellent tool for members to expand their business in their immediate locality and around the world.

The second function is that of the "Junkyard". The Junkyard forum will provide a dynamic real time marketplace where all auctions are conducted. Subscribers will be able to launch their own auctions for buying or selling used car parts or they can participate in ongoing auctions by submitting bids to the existing offers with other subscribers around the world.

We plan to establish our market through e-mail advertising. We have not conducted any market testing to determine prospective advertisers on our website. Visitors will be able to obtain information twenty-four hours per day, seven days per week through the website. We also plan to sell advertising on our website to used car part dealers and service stations. We have not developed criteria for pricing of the advertising space; however, we anticipate pricing will be based upon advertisement size, web page placement, content requirements, contract duration and other factors.

DISTRIBUTION.

We plan to deliver our services through our website, if developed. As of the date of this prospectus, we have not entered in a contract with a web site developer, which will be necessary to execute our plan of business.

NEW PRODUCTS OR SERVICES.

We currently have no new products or services announced or planned to be announced to the public.

COMPETITIVE BUSINESS CONDITIONS.

The conventional method of purchasing and selling used car parts for at least the past fifty years has been through person-to-person meeting or used car part dealers. The public has been reticent to new vehicles or formats through which they would purchase and sell used car parts. Despite the convenience of the services offered over the Internet or prospectively over our website, many consumers will view conventional methods of obtaining this information more convenient and offering better customer service

We will face intense competition in all aspects of the used car parts industry. We will compete with used car part dealers, brokers, and other entities that also provide used car parts services to the public. These companies may offer convenience and customer service superior to our company. In addition, these companies may have better marketing and distribution channels. There can be no assurance that we will be able to compete effectively in this highly competitive industry, which could have a material impact upon market acceptance of our website and the information we wish to disseminate.

SOURCES AND AVAILABILITY OF RAW MATERIALS.

As of the date of this prospectus, we have no raw materials or suppliers.

CUSTOMER BASE.

As of the date of this prospectus, we have no customers. If we are able to establish a customer base in the future, we do not anticipate we will depend on one or a few major customers. There can be no assurance that this assumption is correct.

INTELLECTUAL PROPERTY.

We do not have any trademarks, patents, licenses, royalty agreements, or other proprietary interest.

GOVERNMENTAL REGULATION ISSUES.

We are not now affected by direct government regulation, generally and laws or regulations directly applicable to access to or commerce on the Internet. However, due to increasing usage of the Internet, a number of laws and regulations may be adopted relating to the Internet, covering user privacy, pricing, and characteristics and quality of products and services. Furthermore, the growth and development for Internet commerce may prompt more stringent consumer protection laws imposing additional burdens on those companies conducting business over the Internet. The adoption of any additional laws or regulations may decrease the growth of the Internet, which, in turn, could decrease the demand for Internet services and increase the cost of doing business on the Internet. These factors may have an adverse effect on our business, results of operations and financial condition.

Moreover, the interpretation of sales tax, libel and personal privacy laws applied to Internet commerce is uncertain and unresolved. We may be required to qualify to do business as a foreign corporation in each such state or foreign country. Our failure to qualify as a foreign corporation in a jurisdiction where we are required to do so could subject us to taxes and penalties. Any such existing or new legislation or regulation, including state sales tax, or the application of laws or regulations from jurisdictions whose laws do not currently apply to our business, could have a material adverse effect on our business, results of operations and financial condition.

RESEARCH AND DEVELOPMENT.

To date, we have not undergone any research and development.

ENVIRONMENTAL LAW COMPLIANCE

The extent which environmental compliance may be necessary, we do not anticipate any significant compliance expense.

EMPLOYEES

We currently have one employee, Jeannine Karklins, our president and sole director, who works for our corporation part-time. We have no employment contracts and our employee is not a union member or affected by labor contracts.

REPORTS TO SECURITY HOLDERS.

After the effective date of this document, we will be a reporting company under the requirements of the Exchange Act and will file quarterly, annual and other reports with the Securities and Exchange Commission. Our annual report will contain the required audited financial statements. We are not required to deliver an annual report to security holders and will not voluntarily deliver a copy of the annual report to the security holders. The reports and other information filed by us will be available for inspection and copying at the public reference facilities of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549.

Copies of such material may be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. In addition, the Commission maintains a World Wide Website on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.

PLAN OF OPERATIONS

The Used Kar Parts, Inc.s business plan is to become actively engaged in providing an online marketplace for used car parts, via the Internet. Currently we have purchased a domain name called www.Usedkarparts.com. We have also entered in a contract with a web hosting provider, to provide us with the necessary disk space capacity for our website and email capability for the next 12 months. We have also posted a welcome page on our website, to introduce ourselves to potential customers until a fully operational e commerce website is constructed.

During the next twelve months we plan to satisfy our cash requirement by additional equity financing. There can be no assurance that we will be successful in raising additional equity financing, and thus, be able to satisfy its cash requirements, which primarily consist of website development and maintenance costs at the present time.

We are unable to satisfy cash requirements without management's financial support. We anticipate that we will meet our cash requirements for the foreseeable future with current cash and through the financial support of our management, Jeannine Karklins. Jeannine Karklins intends to contribute funds if needed as they become available. However, there are no written agreements between Jeannine Karklins and Used Kar Parts, Inc. We will need a minimum of an additional $4,000 for the second half of the next twelve months. We will not be able to operate if we do not obtain equity financing. We have no current material commitments. We depend upon capital to be derived from future financing through a subsequent offering of stock. There can be no assurance that we will be successful in raising the capital we require.

Our strategic business plan contains a 4 stage operating strategy for the next twelve months. It is with this plan that will pave the way to allow us to focus on developing and executing our interactive e commerce website that will offer our visitors a 24 hr access to an online marketplace, see principal products and services, which our visitors can purchase for a subscription fee of $99 per month.

The four stages of our strategic plans are as followed:

Firstly, after the filing of the final prospectus date through month 4 we plan to develop our e commerce website with the assistance of a consultant to construct the necessary structure of a well developed e commerce website that can offer our visitors the capability to access our site 24 hrs a day and enter auctions or view other members catalogues. Also, it will allow our visitors the capability of purchasing products, through a secured page within the site to ensure privacy and the integrity of personal information. Our website will be constructed with the capability for allowing quick and easy uploads of new and current information on an hourly basis if needed. We will also maintain a sign in book for all those who visit our site, in order to build a database of individuals who indicated an interest in our services or the services of our members. Space will be allotted through all the pages of the website to allow placement of banner ads and links for those companies interesting in purchasing advertisement space on our site. We expect this phase to cost an estimated $3,000 to $5,000.

Secondly, during months 4 through 6, after the filing of the final prospectus, Jeannine Karklins will work together with our Internet consultant to enter in a contract with a credit card processing company with e commerce support, to allow our visitors to purchase our services at anytime and anywhere, 24 hours a day. Our preliminary research has suggested the costs to be approximately $12 to $15 per month and will have the ability to accept virtually any credit or debit card. Also, within this time frame, in an effort to receive and forward potential business to similar supporting companies, we will be formulating strategic alliances that support similar services, such mechanical repair shops and auto body repair garages, that could possibly serve as a vertical integration of products to offer all individuals interested in purchasing used car parts while simultaneously creating business opportunity for each other and increase name recognition. We do not expect material costs in this phase, other than the monthly charge for the credit card processing fee of approximately $12 to $15 per month.

Thirdly, during months 6 through 9, after the filing of the final prospectus, we will be initiating a marketing plan to produce sales and name recognition through our 3 step strategic marketing plan.

The first step of our marketing plan is to initiate a comprehensive e mail advertising program targeting those individuals seeking to purchase used car parts or have indicated an interest in our type of services. These individuals would be those who have voluntarily signed up to receive these email messages about specific topics and are more likely to read them, as indicated in our first phase, where we will maintain a sign in book for all those who visit our site, in order to build a database of individuals who indicated an interest in our services or the services of our members. Response rates are expected to average between 5% to 10%. These efforts will result in company web site visits by these individuals because they have an interest in our products and services and can click through hyperlinks created in the our email announcement. Each email message will contain a header that specifies that the email announcement were sent to the recipient because they had subscribed to a particular service. We expect this phase to cost an estimated $750-$900.

We expect to maintain a clean corporate image by practicing "etiquette" when sending email messages. In order to differentiate between email messages that are voluntarily requested and true "spamming" from unwelcome sources, we plan to only send targeted email to those individuals who have voluntarily requested to receive such announcements, and always give the participants the option to remove themselves from the email lists.

The second step is to submit our domain name on free search engines such as: www.excite.com, www.finalsearch.com, www.findlink.com, www.discoverit.com, www.hotbot.com. In an effort to increase traffic to our site, we will add our website address to as many as 1000 search engines. Individuals who visit theses search engines when searching for website that contain car parts will then have a choice of many websites to choose from, which may include ours, to satisfy their informational needs when searching for used car parts related information on these types of search engines. We expect this phase to cost an estimated $100-$200.

This is accomplished by entering meta tags to our website as well as at the time of adding our address to each search engine, which aid the search engine in completing a search of websites that an individual is looking for. Meta Tags are used as part of the codes embedded in a website that describe what your website is, through keywords or phrases, so that search engines can recognize each website and display them in their search engines when a search criteria is done by someone searching for a particular website. These meta tags may include key words or phrases, such as; car, parts, used car parts, car doors, bumpers. These types of free services that the search engines provide can be an invaluable and cost effective way of marketing our products and service.

The third step is to sell advertising space in the form of banner ads. We intend to market banner ads to mechanics, used car dealers, collectible car magazines, as well as to other related companies for a competitive price to allow a link of their website to be placed on our website. We have researched that pricing a companys banner ad by the number of hits that are made will be better served and accepted. An average of $.01 to $.05 per hit will be charge depending on the size and placement of the ad and also for length of time its placed. We expect this phase to cost an estimated $800 to $1,000.

Our final strategic phase takes place at months 9 through 12, after the filing of the final prospectus, is the customers acknowledgement and awareness of our website, through a fully functioning website capable of generating revenue. It is at this phase where we must maintain our site more frequently, as a larger load of information is expected to be uploaded to the website, by our customers more frequently, with their products and company information. As well as to test and provide up-to-date technology for a smooth delivery of an online marketplace. We will take every step to assure our visitors a pleasurable and informative visit to our site to obtain their consumer loyalty and repeat business. We will construct a customer database to disseminate promotional offers to our customers and discount coupons for repeat customers to entice them to recommend our site to other individuals who express an interest in our services. We expect an estimated cost of $1,000 to $1,250 during this phase

Until such time we develop our e commerce website, if ever, we will not have revenues from our operations. We anticipate that if our e commerce website becomes operational within the above timeline, we will generate revenues from the sale of subscriptions to the website, commissions from auction sales between members and though the sale of advertisements. There is no assurance that we will be successful within the auctions, selling subscriptions or advertising for our website. We have no other sources of revenue. As such, if we are not successful in this regard, we will be unable to achieve revenues under our current business plan.

We do not anticipate significant research and development expenses over the next twelve months. We do not expect to purchase or sell any plant and significant equipment or make any significant changes in the number of employees over the next twelve months.

DESCRIPTION OF PROPERTY

We are presently using office space provided by our President, Jeannine Karklins, without charge at 6371 La Costa Dr. #101, Boca Raton, Florida 33433. We feel that this space is adequate for our needs at this time, and we feel that we will be able to locate adequate space in the future, if needed, on commercially reasonable terms.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On May 3, 2002, 2,000,000 shares of common stock were sold to Ms. Karklins for $2,000. Other than the sale of shares to our President and Director, Jeannine Karklins, we have not entered into any transactions with our officers, directors, persons nominated for such positions, beneficial owners of 5% or more of our common stock, or family members of such persons. We are not a subsidiary of any other company. Our President, Jeannine Karklins, was our only promoter.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

Market Information. Our common stock is not traded on any exchange. We plan to eventually seek listing on the OTCBB, once our registration statement has cleared comments from the Securities and Exchange Commission, if ever. We cannot guarantee that we will obtain a listing. There is no trading activity in our securities, and there can be no assurance that a regular trading market for our common stock will ever be developed. In the event of this registration statement being cleared from comments by the Securities and Exchange Commission, we plan to enlist a market maker to file an application in order to have our stock quoted on the OTC Bulletin Board.

Holders. As of January 31, 2003, there were approximately 23 holders of record of our common stock.

Dividends. We have not declared any cash dividends on our common stock since our inception and do not anticipate paying such dividends in the foreseeable future. We plan to retain any future earnings for use in our business. Any decisions as to future payment of dividends will depend on our earnings and financial position and such other factors, as the Board of Directors deems relevant.

EXECUTIVE COMPENSATION

No executive compensation has been paid since our inception, nor are there any plans to accrue them, to date.

FINANCIAL STATEMENTS

USED KAR PARTS, INC

(A Development Stage Company)

Audited Financial Statements

April 26, 2002 (Inception) through January 31, 2003

INDEPENDENT AUDITORS REPORT

The Board of Directors

Used Kar Parts, Inc.

Boca Raton, Florida

We have audited the accompanying balance sheet of Used Kar Parts, Inc. ( A Development Stage Company) as of January 31, 2003 and the related statement of operations, cash flows and changes in stockholders equity for the period commencing April 26, 2002 ( date of inception ) to January 31, 2003. These financial statements are the responsibility of the Companys management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements present fairly, in all material respects, the financial position of Used Kar Parts, Inc. ( A Development Stage Company ) at January 31, 2003 and the statement of operations, cash flows and changes in stockholders equity for the period commencing April 26, 2002 (Date of Inception) to January 31, 2003 in conformity with accounting principles generally accepted in the United States of America.

Coral Springs, Florida

February 6, 2003

/s/ Baum & Company, P.A.

USED KAR PARTS, INC.

(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEET

JANUARY 31, 2003

ASSETS
Current Assets
Cash	$ 3,876
Total Assets	$ 3,876

LIABILITIES AND STOCKHOLDERS EQUITY

Liabilities	$ -0-
Stockholders Equity Common Stock, $ .001 par value, authorized 50,000,000 shares, 2,068,000 issued and outstanding	$ 2,068
Additional paid in capital	$ 3,332
Accumulated deficit during development stage	(1,524)
Total Stockholders Equity	$ 3,876
Total Liabilities and Stockholders Equity	$ 3,876

See accompanying notes to financial statements.

USED KAR PARTS, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF OPERATIONS

PERIOD COMMENCING APRIL 26, 2002 (DATE OF INCEPTION)

TO JANUARY 31, 2003

Operations During Development Stage Inception April 26, 2002 to January 31, 2003
Revenue	$ -0-
Expenses	$ 1,524
Net Income (Loss)	$ (1,524)
Net Income per weighted average shares (Loss)	$ (Nil)
Weighted average of shares	2,007,556

See accompanying notes to financial statements

USED KAR PARTS, INC

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF CHANGES IN STOCKHOLDERS EQUITY

PERIOD COMMENCING APRIL 26, 2002 TO JANUARY 31, 2003

	Shares	Common Stock Amount	Additional Paid-In Capital	Deficit Development Stage Period	Total Stockholders Equity
Beginning Balance April 26, 2002 (Inception)	-0-	$-0-	$-0-	$-0-	$-0-
Issuance of Common Stock to founder at par value	2,000,000	2,000	-0-	-0-	2,000
Issuance of common stock for cash	68,000	68	3,332	-0-	3,400
Net (loss) from inception through January 31, 2003	-0-	-0-	-0-	(1,524)	(1,524)
Balance January 31, 2003	2,068,000	$2,068	$3,332	$(1,524)	$3,876

See accompanying notes to financial statements.

USED KAR PARTS, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF CASH FLOWS

PERIOD COMMENCING APRIL 26, 2002 (DATE OF INCEPTION)

TO JANUARY 31, 2003

Operations During Development Stage Inception to January 31, 2003
Cash Flows from operations: Net income (loss)	$ (1,524)
Common stock issued to founder	2,000
Net cash provided for operations	476
Cash flows from financing activities: Issuance of common stock	3,400
Net increase (decrease) in cash	3,876
Cash beginning	-0-
Cash ending	$3,876

See accompanying notes to financial statements.

USED KAR PARTS, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

January 31, 2003

NOTE 1 SIGNIFICANT ACCOUNTING POLICIES

Organization and Operations

The Company was organized under the laws of the State of Florida on April 26, 2002. The Company is in the development stage. The Company plans to develop a website where individuals subscribe to and interact in an online marketplace for used car parts. The Company currently has no operations.

Basis of Accounting

The Company's policy is to prepare its financial statements using the accrual basis of accounting in accordance with generally accepted accounting principles. The Company has retained January 31 as its annual year end.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and equivalent

Cash and cash equivalent include cash and cash in banks. The company maintains cash and cash equivalent balances at a financial institution that is insured by the federal deposit Insurance Corporations up to $100,000. At January 31, 2003, there is no concentration of credit risk form uninsured bank balances.

NOTE 2 CAPITAL TRANSACTIONS

The Company in May, 2002 issued to its founder 2,000,000 restricted shares of common stock at par value $.001.

The Company in January, 20021 issued 68,000 shares of common stock for $.05 per share. The offering was made in reliance upon exemption from registration provided by regulation D, Rule 504 of the Securities Exchange Commission.

NOTE 3 Income Taxes

In February 1992, the Financial Standards Board issued Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes". Under SFAS No. 109, deferred assets and liabilities are recognized for the estimated future tax consequences between the financial statement carrying amounts of the existing assets and their respective basis.

Deferred assets and liabilities are measured using enacted tax rates in effect for the year in which temporary differences are expected to be recorded or settled. Under SFAS No. 109 the effect on deferred assets and liabilities of a change in tax rates is recognized in the period that includes the enactment date.

The company has a net operating loss carry forward of $1,524 which is offset by a $1,524 valuation allowance due the uncertainty surrounding the ultimate realization of these assets. The loss carry forward expires in 15 years

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

The accounting firm of Baum & Company, CPAs, P.A. audited our financial statements. Since inception, we have had no changes in or disagreements with our accountants.

Part II Information not contained in the prospectus

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our Articles of Incorporation provide that, to the fullest extent permitted by law, none of our directors or officers shall be personally liable to us or our shareholders for damages for breach of any duty owed to our shareholders or us. Florida law provides that a director shall have no personal liability for any statement, vote, decision or failure to act, regarding corporate management or policy by a director, unless the director breached or failed to perform the duties of a director. A company may also protect its officers and directors from expenses associated with litigation arising from or related to their duties, except for violations of criminal law, transactions involving improper benefit or willful misconduct. In addition, we shall have the power, by our by-laws or in any resolution of our stockholders or directors, to undertake to indemnify the officers and directors of ours against any contingency or peril as may be determined to be in our best interest and in conjunction therewith, to procure, at our expense, policies of insurance. At this time, no statute or provision of the by-laws, any contract or other arrangement provides for insurance or indemnification of any of our controlling persons, directors or officers that would affect his or her liability in that capacity.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table is an itemization of all expenses, without consideration to future contingencies, incurred or expected to be incurred by our corporation in connection with the issuance and distribution of the securities being offered by this prospectus. Items marked with an asterisk (*) represent estimated expenses. Management has agreed to pay all the costs and expenses of this offering. Selling Security Holders will pay no offering expenses.

Item	Expenses
SEC Registration Fee	$0.31
Legal - Consulting Fees and Expenses*	$4,500
Accounting Fees and Expenses*	$1,500
Printing and EDGARizing*	$250
State Taxes and fees*	$150
Total*

* Estimated Figure

RECENT SALES OF UNREGISTERED SECURITIES

From May 2002 through January 2003, we issued 2,000,000 shares of our common stock to our founder, Jeannine Karklins, at $.001 (par value), for an aggregate amount of $2,000.00 and we issued 68,000 shares of our common stock at a price of $.05 per share or aggregate cash proceeds of $3,400 to 22 investors, of which all persons were of non-accredited status. Our shares were issued in reliance on the exemptions from registration provided by Rule 504 of Regulation D and Section 4 (2) of the Securities Act. As a result, the offering price and other terms and conditions relative to our shares have been arbitrarily determined by us and do not bear any relationship to assets, earnings, book value, or any other objective criteria of value. In addition, no investment banker, appraiser, or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares. Each investor was provided with a detailed and specific business plan describing our plan of operations and products of an online used car parts marketplace via the Internet.

EXHIBITS
Exhibit Number	Exhibit Description
3.1	Articles of Incorporation
3.2	ByLaws
4	Sample Stock Certificate
5	Legal Opinion "Validity of Common Stock"
23	Consent of Experts

UNDERTAKINGS

The undersigned Registrant undertakes:

  To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:
    Include any prospectus required by Section 10(a)(3)of the Securities Act of 1933;
    Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement;
    Include any additional or changed material information on the plan of distribution.
  That, for determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.
  To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.
  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.
  In the event that a claim for indemnification against such liabilities, other than the payment by the Registrant of expenses incurred and paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered by this registration statement, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements of filing of Form SB-2 and authorized this registration statement to be singed on its behalf by the undersigned, in the City of Boca Raton, State of Florida on February 11, 2003.

Used Kar Parts, Inc.

/s/Jeannine Karklins

By: Jeannine Karklins, President, CFO and sole Director

Date: February 11, 2003

In accordance with the requirements of the Securities act of 1933, this registration statement was signed by the following persons in the capacitated and on the dates stated.

/s/ Jeannine Karklins

Jeannine Karklins

Title: President, CFO & sole Director Date: February 11, 2002

EX-3.(I) ARTICLES OF INCORPORATION

EXHIBIT 3.1

ARTICLES OF INCORPORATION

The undersigned incorporator, for the purpose of forming a corporation under the Florida Business Corporation Act, hereby adopts the following Articles of lncorporation.

ARTICLE I CORPORATE NAME

The name of the corporation is Used Kar Parts, Inc.

ARTICLE II PURPOSE

The Corporation shall be organized for any and all purposes authorized under the laws of the state of Florida.

ARTICLE III PERIOD OF EXISTENCE

The period during which the Corporation shall continue perpetual.

ARTICLE IV SHARES

The capital stock of this Corporation shall consist of 50,000,000 shares of common stock, $.001 par value and 20,000,000 share of preferred stock at $.001

ARTICLE V PLACE OF BUSINESS

The initial address of the principal place of business of this Corporation in the State of Florida shall be 6371 La Costa Dr. #101, Boca Raton, Florida 33433. The Board of Directors may at any time move the principal office of this

ARTICLE VI DIRECTOR AND OFFICERS

The business of this Corporation shall be managed by its Board of Directors. The number of such Directors shall not be less than one (1) and, subject to such minimum may be increased or decreased from time to time in the manner provided in the By Laws.

The number or person constituting the initial Board of Directors shall be (1). The Board of Directors shall be elected by the Stockholders of the Corporation at such time and in such manner as provided in the By Laws. The name and addresses of the initial Board of Directors and officers are as follows:

Jeannine Karklins President/Director

6371 La Costa Dr. #101

Boca Raton, Florida 33433

ARTICLE VII DENIAL OF PREEMPTIVE RIGHTS

No shareholder shall have any right to acquire shares or other securities of the Corporation except to the extent to such right may be granted by an amendment to these Articles of Incorporation or by a resolution of the Board of Directors.

ARTICLE VIII AMENDMENT OF BY LAWS

Anything in these Articles of Incorporation, the By Laws, or the Florida Corporation Act notwithstanding, by laws not be adopted, modified, amended or repealed by the shareholders of the Corporation except upon the affirmative vote of simple majority vote of the holders of all the issued and outstanding shares of the corporation entitled to vote thereon.

ARTICLE IX SHAREHOLDERS

    Inspection of Books. The Board of Directors shall make the reasonable rules to determine at what times and place and under what conditions the books of the Corporation shall be open to inspection by shareholders or a duly appointed representative of a shareholder.
    Control Share Acquisition. The provisions relating to any control share acquisition as contained in Florida Statutes now, or hereinafter amended, and any successor provision shall not be applied to the Corporation.
    Quorum. The holders of shares entitled to one-third of the votes at a meeting of shareholders shall constitute a quorum.
    Required Vote. Acts of shareholders shall require the approval of the holders of 50.01% of the outstanding votes of shareholders.

ARTICLE X LIABILITY AND INDEMNIFICATIN OF DIRECTORS AND OFFICERS

To the fullest extent permitted by law, no director or officer of the Corporation shall be personally liable to the Corporation or its shareholders for damages for breach of any duty owed to the Corporation or its shareholders. In addition the Corporation shall have the power, in its By Laws or in any resolution of its stockholders or directors, to undertake to indemnify the officers and directors of this Corporation against any contingency or peril as may be determined to be in the best interest of this Corporation, and in conjunction therewith to procure, at this corporations expense, policies of insurance.

ARTICLE XI CONTRACTS

No contracts or other transaction between this corporation and any person, firm or corporation shall be affected by the fact that any officer or director of this corporation is such other party or is, or at some time in the future becomes, an officer, director or partner of such other contracting party, or has now or hereafter a direct or indirect interest in such contract.

ARTICLE XII RESIDENT AGENT

The name and address of the initial resident agent of this corporations is:

Jeannine Karklins

6371 La Costa Dr. #101

Boca Raton, Florida 33433

ARTICLE XIII INCORPORATOR

The name and address of the person signing these Articles of Incorporation as incorporator is:

/s/ Jeannine Karklins April 4, 2002 Signature/Incorporator Date

Jeannine Karklins

Having been named as registered agent and to accept service of process for the above stated corporation at the place designated in this certificate, I hereby accept the appointment as registered agent and agree to act in this capacity. I further agree to comply with the provisions of all statues relating to the proper and complete performance of my duties, and I am familiar with and accept the obligations of my position as registered agent.

/s/ Jeannine Karklins Registered agent

Date April 4, 2002

EXHIBIT 3.2 BYLAWS

BYLAWS

OF

Used Kar Parts, Inc.

ARTICLE I - OFFICES

SECTION l. PRINCIPAL PLACE OF BUSINESS

The initial location of the principal place of business of the corporation shall be as specified in the articles of incorporation and may be changed from time to time by resolution of the board of directors. It may be located at any place within or outside the State of Florida. [BCA Sec. 607.0202(b)] The principal place of business of the corporation shall also be known as the principal office of the corporation

SECTION 2. OTHER OFFICES

The corporation may also have offices at such other places as the board of directors may from time to time designate, or as the business of the corporation may require

ARTICLE II SHAREHOLDERS

SECTION 1. PLACE OF MEETINGS

All meetings of the shareholders shall be held at the principal place of business of the corporation or at such other place, within or outside the state of Florida, as may be determined by the board of directors. [BCA Secs. 607.0701(2) & 607.0702(2)]

SECTION 2. ANNUAL MEETINGS

The annual meeting of the shareholders shall be held on the 31st of the month of January in each year at 9 o'clock A.M., at which time the shareholders shall elect a board of directors and transact any other proper business. If this date falls on a legal holiday, then the meeting shall be held on the following business day at the same hour. [BCA Sec. 607.0701(1)]

SECTION 3. SPECIAL MEETINGS

Special meetings of the shareholders may be cal1ed by the board of directors or by the shareholders. In order for a special meeting to be called by the shareholders, 10 percent or more of all the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting shall sign, date and deliver to the secretary one or more written demands for the meeting describing the purpose or purposes for which it is to be held. [BCA Sec. 607.0702] The secretary shall issue the call for special meetings unless the president, the board or directors or the shareholders designate another person to make the call.

SECTION 4. NOTICE OF MEETINGS

Notice of all shareholders meetings, whether annual or special, shall be given to each shareholder of record entitled to vote at such meeting no fewer than 10 or more than 60 days before the meeting date. The notice shall include the date, time and place of the meeting and in the case of a special meeting the purpose or purposes for which the meeting is called. Only the business within the purpose or purposes included in the notice of special meeting may be conducted at a special shareholders meeting. Notice of shareholders' meetings may be given orally or in writing, by or at the direction of the president, the secretary or the officer or persons calling the meeting Notice of meetings may be communicated in person; by telephone, telegraph, teletype, facsimile machine, or other form of electronic communication; or by mail. If mailed, notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at the shareholder's address as it appears on the stock transfer books of the corporation, with postage prepaid. When a meeting is adjourned to a different date, time or place, it shall not be necessary to give any notice of the adjourned meeting if the new date, time or place is announced at the meeting at which the adjournment is taken, and any business may be transacted at the adjourned meeting that might have been transacted on the original date of the meeting. If, however, after the adjournment, the board fixes a new record date for the adjourned meeting, notice of the adjourned meeting in accordance with the preceding paragraphs of this bylaw shall be given to each person who is a shareholder as of the new record date and is entitled to vote at such meeting. [BCA Secs. 607.0141 & 607.0705]

SECTION 5. WAIVER OF NOTICE

A shareholder may waive any notice required by the Business Corporation Act, the articles of incorporation or these bylaws before or after the date and time stated in the notice. The waiver must be in writing, be signed by the shareholder entitled to the notice, and be delivered to the corporation for inclusion in the minutes or filing with the corporate records. Neither the business to be transacted at nor the purpose of any annual or special meeting of the shareholders need be specified in any written waiver of notice. [BCA Sec. 607.0706(1)]

SECTION 6. ACTION WITHOUT MEETING

Any action which is required by law to be taken at an annual or special meeting of shareholders, or any action which may be taken at any annual or special meeting of shareholders, may be taken without a meeting, without prior notice, and without a vote if one or more written consents, setting forth the action so taken, shall be dated and signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Written consents shall not be effective to take corporate action unless, within 60 days of the date of the earliest written consent relating to the action, the signed written consents of the number of holders required to take the action are delivered to the corporation. Within 10 days after obtaining any such authorization by written consent, notice must be given to those shareholders who have not consented in writing or who are not entitled to vote on the action. The notice shall fairly summarize the material features of the authorized action. [BCA Sec. 607.0704]

SECTION 7. QUORUM AND SHAREHOLDER ACTION

A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. Unless otherwise provided under law, the articles of incorporation or these bylaws, if a quorum is present, action on a matter, other than the election of directors, shall be approved if the votes cast by the holders of the shares represented at the meeting and entitled to vote favoring the action exceed the votes cast opposing the action. Directors shall be elected by a plurality of the votes cast by the shares entitled to Vote in the election at a meeting at which a quorum is present. After a quorum has been established at a shareholders' meeting, the subsequent withdrawal of shareholders, so as to reduce the number of shares entitled to Vote at the meeting below the number required for a quorum, shall not affect the validity of any action taken at the meeting or any adjournment thereof. [BCA Secs.607.0727 & 607.0728]

SECTION 8. VOTING OF SHARES

Each outstanding share shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders, except as may be provided under law or the articles of incorporation. A shareholder may vote either in person or by proxy executed in writing by the shareholder or the shareholder's duly authorized attorney-in-fact. At each election of directors, each shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by the shareholder, for as many persons as there are directors to be elected at that time and for whose election the shareholder has a right to vote. [BCA Secs. 607.0721 & 607.0728]

SECTION 9. PROXIES

A shareholder, or the shareholder's attorney in fact, may appoint a proxy to vote or otherwise act for the shareholder. An executed telegram or cablegram appearing to have been transmitted by such person, or a photographic, photostatic, or equivalent reproduction of an appointment form, shall be a sufficient appointment form. An appointment of a proxy is effective when received by the secretary or other officer or agent authorized to tabulate votes. An appointment is valid for up to 11 months unless a longer period is specified in the appointment form. An appointment of a proxy is revocable by the shareholder unless the appointment form conspicuously states that it is revocable and the appointment is coupled with an interest as provided in Section 607.0722(5) of the Business Corporation Act. [BCA Sec. 607.0722]

SECTION 10. RECORD DATE FOR DETERMINING SHAREHOLDERS

The board of directors may fix in advance a date as the record date for the purpose of determining shareholders entitled to notice of a shareholders' meeting, to demand a special meeting, to vote, or to take any other action. In no event may a record date fixed by the board of directors be a date preceding the date upon which the resolution fixing the record date is adopted. A record date may not be specified to be more than 70 days before the meeting or action. Unless otherwise specified by resolution of the board of directors, the following record dates shall be operative:

  The record date for determining shareholders entitled to demand a special meeting is the date the first shareholder delivers the shareholder's demand to the corporation.
  If no prior action is required by the board of directors pursuant to the Business Corporation Act, the record date for determining shareholders entitled to take action without a meeting is the date the first signed written consent relating to the proposed action is delivered to the corporation.
  If prior action is required by the board of directors pursuant to the Business Corporation Act, the record date for determining shareholders entitled to take action without a meeting is at the close of business on the day on which the board of directors adopts the resolution taking such prior action.
  The record date for determining shareholders entitled to notice of and to vote at a meeting of shareholders is at the close of business on the day before the first notice is delivered to the shareholders. [BCA Sec. 6O7.0707]

SECTION 11. SHAREHOLDERS' LIST

After a record date is fixed or determined in accordance with these bylaws, the secretary shall prepare an alphabetical list of the names of all its shareholders who are entitled to notice of a shareholders' meeting. The list shall show the addresses of, and the number and class and series, if any, of shares held by, each person. The shareholders' list shall be available for inspection by any shareholder for a period of 10 days prior to the meeting, or such shorter time as exists between the record date and the meeting, and continuing through the meeting, at the corporation's principal place of business. [BCA Sec. 607.0720]

ARTTCLE III DIRECTORS

SECTION 1. POWERS

Except as may be otherwise provided by law or the articles of incorporation, all corporate powers shall be exercise6 by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of, the board of directors [BCA Sec. 607.0801(2)] A director who is present at a meeting of the board of directors or a committee of the board of directors when corporate action is taken shall be deemed to have assented to the action taken unless:

  The director votes against or abstains from the action taken; or
  The director objects at the beginning of the meeting, or promptly upon the director's arrival, to holding the meeting or transacting specified business at the meeting. [BCA Sec. 607.0824(4)] The board of directors shall have the authority to fix the compensation of directors. [BCA Sec. 607.08101]

SECTION 2. QUALIFICATION AND NUMBER

Directors shall be individuals who are 18 years of age or older but need not be residents of Florida or shareholders of this corporation. [BCA Sec. 607.0802] The authorized number of directors shall be one (1). This number may be increased or decreased from time to time by amendment to these bylaws, but no decrease shall have the effect of shortening the term of any incumbent director. [BCA Secs. 607.0803 & 607.0805(3)]

SECTION 3. ELECTION AND TENURE OF OFFICE

The directors shall be elected at each annual meeting of the shareholders and each director shall hold office until the next annual meeting of shareholders and until the director's successor has been elected and qualified, or until the director's earlier resignation or removal from office. [BCA Secs. 607.0803(3) & BCA Sec. 607.0805]

SECTION 4. VACANCIES

Unless otherwise provided in the articles of incorporation, any vacancy occurring in the board of directors, including any vacancy created by reason of an increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors, though less than a quorum of the board of directors, or by the shareholders. [BCA Sec. 607.0809(1)] A director elected to fill a vacancy shall hold office only until the next shareholders' meeting at which directors are elected. [BCA Secs. 607.0805(4)]

SECTION 5. REMOVAL

Unless the articles of incorporation provide that a director may only be removed for cause, at a meeting of shareholders called expressly for that purpose, one or more directors may be removed, with or without cause, if the number of votes cast to remove the director exceeds the number of votes cast not to remove the director. [BCA Sec. 607.0808]

SECTION 6. PLACE OF MEETINGS

Meetings 0f the board of directors shall be held at any place, within or without the State of Florida, which has been designated in the notice of the meeting or, if not stated in the notice or if there is no notice, at the principal place of business of the corporation or as may be designated from time to time by resolution of the board of directors. The board of directors may permit any or all directors to participate in meetings by, or conduct the meeting through the use of, any means of communication by which all directors participating can simultaneously hear each other during the meeting. [BCA Sec.607.0820]

SECTION 7. ANNUAL AND REGULAR MEETINGS

An annual meeting of the board of directors shall be held without call or notice immediately after and at the same place as the annual meeting of the shareholders. Other regular meetings of the board of directors shall be held at such times and places as may be fixed from time to time by the board of directors. Call and notice of these regular meetings shall not be required. [BCA Secs. 607.0820(1) & 607.0822(1)]

SECTION 8. SPECIAL MEETINGS AND NOTICE REQUIREMENTS

Special meetings of the board of directors may be called by the chairman of the board or by the president and shall be preceded by at least P. days' notice of the date, time, and place of the meeting. Unless otherwise required by law, the articles of incorporation or these bylaws, the notice need not specify the purpose of the special meeting. (SCA Sec. 607.0822(2)] Notice of directors' meetings may be given orally or in writing, by or at the direction of the president, the secretary or the officer or persons calling the meeting. Notice of meetings may be communicated in person; by telephone, telegraph, teletype, facsimile machine, or other form of electronic communication; or by mail. If mailed, notice shall be deemed to be delivered when deposited in the United States mail, addressed to the director at the director's current address on file with the corporation, with postage prepaid. [BCA Sec. 607.0141] If any meeting of directors is adjourned to another time or place, notice of any such adjourned meeting shall be given to the directors who were not present at the time of the adjournment and, unless the time and place of the adjourned meeting are announced at the time of the adjournment, to the other directors. [BCA Secs. 607.0820(2)]

SECTION 9. QUORUM

A majority of the authorized number of directors shall constitute a quorum for all meetings of the board of directors. [BCA Sec. 607.0824]

SECTION 10. VOTING

If a quorum is present when a vote is taken, the affirmative vote of a majority of directors present at the meeting shall be the act of the board of directors. A director of the corporation who is present at a meeting of the board of directors when corporate action is taken shall be deemed to have assented to the action taken unless: 1. The director objects at the beginning of the meeting, or promptly upon arriving, to holding the meeting or transacting specified business at the meeting; or 2. The director votes against or abstains from the action taken. [BCA Sec. 607.0824]

SECTION 11. WAIVER OF NOTICE

Notice of a meeting of the board of directors need not be given to any director who signs a waiver of notice either before or after the meeting. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting and a waiver of any and all objections to the place of the meeting, or the manner in which it has been called or convened, except when a director states, at the beginning at the meeting or promptly upon arrival at the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened. [BCA Sec. 607.0823]

SECTION 12. ACTION WITHOUT MEETING

Any action required or permitted to be taken at a board of directors' meeting or committee meeting may be taken without a meeting if the action is taken by all members of the board of directors or of the committee. The action must be evidenced by one or more written consents describing the action taken and signed by each director or committee member. [BCA Sec. 607.0821]

ARTICLE IV OFFICERS

SECTION 1. OFFICERS

The officers of the corporation shall consist of a president, a secretary, a treasurer, and such other officers as the board of directors may appoint. A duly appointed officer 'nay appoint one or more officers or assistant officers if authorized by the board of directors . The same individual may simultaneously hold more than office in the corporation. Each officer shall have the authority and shall perform the duties set forth in these bylaws and, to the extent consistent with these bylaws, shall have such other duties and powers as may be determined by the board of directors or by direction of any officer authorized by the board of directors to prescribe the duties of other officers. (BCA Secs. 607.08401 & 607.0841]

SECTION 2. ELECTION

All officers of the corporation shall be elected or appointed by, and serve at the pleasure of, the board of directors. The election or appointment of an officer shall not itself create contract rights. [BCA Secs. 607.08401 & 607.0843]

SECTION 3. REMOVAL, RESIGNATION AND VACANCTES

An officer may resign at any time by delivering notice to the corporation. A resignation is effective when the notice is delivered unless the notice specifies a later effective date. If a resignation is made effective at a later date and the corporation accepts the future effective date, the board of directors may fill the pending vacancy before the effective date if the board provides that the successor does not take office until the effective date. The board of directors may remove any officer at any time with or without cause. Any officer or assistant officer, if appointed by another officer, may likewise be removed by such officer. An officer's removal shall not affect the officer's contract rights, if any, with the corporation. An officer's resignation shall not affect the corporation's contract rights, if any, with the officer. (BCA Secs. 607.0842 & 607.0843] Any vacancy occurring in any office may be filled by the board of directors.

SECTION 4. PRESIDENT

The president shall be the chief executive officer and general manager of the corporation and shall, subject to the direction and control of the board of directors, have general supervision, direction, and control of the business and affairs of the corporation. He shall preside at all meetings of the shareholders if present thereat and be an ex-officio member of all the standing committees, including the executive committee, if any, and shall have the general powers and duties of management usually vested in the office of president of a corporation. In the absence or disability of the president, the vice president, if any, shall perform all the duties of the president and, when so acting, shall have all the powers of, and be subject to all the restrictions imposed upon, the president.

SECTION 5. SECRETARY

  The secretary shall be responsible for preparing, or causing to be prepared, minutes of all meetings of directors and shareholders and for authenticating records of the corporation.[BCA Sec. 607.084Ol(3)]
  The secretary shall keep, or cause to be kept, at the principal place of business of the corporation, minutes of all meetings of the shareholders or the board of directors; a record of all actions taken by the shareholders or the board of directors without a meeting for the past three years; and a record of all actions taken by a committee of the board of directors in place of the board of directors on behalf of the corporation (BCA Sec. 607.l6Ol(l)]
  Minutes of meetings shall state the date, time and place of the meeting; whether regular or special; how called or authorized; the notice thereof given or the waivers of notice received; the names of those present at directors' meetings; the number of shares present or represented at shareholders' meetings; and an account of the proceedings thereof.
  The secretary shall maintain, at the principal place of business of the corporation, a record of its shareholders, showing the names of the shareholders and their addresses, the number, class, and series, if any, held by each, the number and date of certificates issued for shares, and the number and date of cancellation of every certificate surrendered for cancellation. [BCA Sec. 607.1601(1)]
  The secretary shall make sure that the following papers and reports are included in the secretary's records kept at the principal place of business of the corporation:
    The articles or restated articles of incorporation and all amendments to them currently in effect;
    The bylaws or restated bylaws and all amendments to them currently in effect;
    Resolutions adopted by the board of directors creating one or more classes or series of shares and fixing their relative rights, preferences, and limitations, if shares issued pursuant to those resolutions are outstanding;
    Minutes of all shareholders' meetings and records of all action taken by shareholders without a meeting for the past 3 years;
    Written communications to all shareholders generally of all shareholders of a class or series within the past 3 years, including the financial statements furnished for the past 3 years under Article VI, Section 2 of these bylaws and any reports furnished during the last 3 years under Article VI, Section 3 of these bylaws;
    A list of the names and business street addresses of current directors and officers; and
    The corporation's most recent annual report delivered to the Department of State under Article VI, Section 4 of these bylaws. [BCA Sec. 607.1601(5)]

The secretary shall give, or cause to be given, notice of all meetings of shareholders and directors required to be given by law or by the provisions of these bylaws. The secretary shall have charge of the seal of the corporation.

In the absence or disability of the secretary, the assistant secretary, or, if there is none or more than one, the assistant secretary designated by the board of directors, shall have all the powers of, and be subject to all the restrictions imposed upon, the secretary.

SECTION 6. TREASURER

The treasurer shall have custody of the funds and securities of the corporation and shall keep and maintain, or cause to be kept and maintained, at the principal business office of the corporation, adequate and correct books and records of accounts of the income, expenses, assets, liabilities, properties and business transactions of the corporation. {BCA Sec. 607.1601(2)] The treasurer shall prepare, or cause to be prepared, and shall furnish to shareholders, the annual financial statements and other reports required pursuant to Article VI, Sections 2 and 3 of these bylaws. The treasurer shall deposit monies and other valuables in the name and to the credit of the corporation with such depositories as may be designated by the board of directors. The treasurer shall disburse the funds of the corporation in payment of the lust demands against the corporation as authorized by the board of directors and shall render to the president and directors, whenever requested, an account of all his or her transactions as treasurer and of the financial condition of the corporation. In the absence or disability of the treasurer, the assistant treasurer, if any, shall perform all the duties of the treasurer and, when so acting, shall have all the powers of and be subject to all the restrictions imposed upon the treasurer.

SECTION 7. COMPENSATION

The officers of this corporation shall receive such compensation for their services as may be fixed by resolution of the board of directors.

ARTICLE V EXECUTIVE AND OTHER COMMITTEES

SECTION 1. EXECUTIVE AND OTHER COMMITTEES OF THE BOARD

The board of directors may, by resolution adopted by a majority of the authorized number of directors, designate from its members an executive committee and one or more other committees each of which, to the extant provided in such resolution, the articles of incorporation or these bylaws, shall have and may exercise the authority of the board of directors, except that no such committee shall have the authority to:

    Approve or recommend to shareholders actions or proposals required by law to be approved by shareholders
    Fill vacancies on the board of directors or any committee thereof.
    Adopt, amend, or repeal the bylaws.
    Authorize or approve the reacquisition of shares unless pursuant to a general formula or method specified by the board of directors.
    Authorize or approve the issuance or sale or contract for the sale of shares, or determine the designation and relative rights, preferences, and limitations of a voting group except that the board of directors may authorize a committee (or a senior executive officer of the corporation) to do so within limits specifically prescribed by the board of directors. Each such committee shall have two or more members who serve at the pleasure of the board of directors. The board, by resolution adopted by a majority of the authorized number of directors, may designate one or more directors as alternate members of any such committee who may act in the place and stead of any absent member or members at any meeting or such committee. The provisions of law, the articles of incorporation and these bylaws that govern meetings, notice and waiver of notice, and quorum and voting requirements of the board of directors shall apply to such committees of the board and their members as well. Neither the designation of any such committee, the delegation thereto of authority, nor act-ion by such committee pursuant to such authority shall alone constitute compliance by any member of the hoard of directors not a member of the committee in question with the director's responsibility to act in good faith, in a manner the director reasonably believes to be in the best interests of the corporation, and with such care as an ordinarily prudent person in like position would use under similar circumstances. (BCA Sec. 607.0825]

ARTICLE VI CORPORATE BOOKS, RECORDS, AND REPORTS

SECTION 1. BOOKS, RECORDS AUD REPORTS

The corporation shall keep correct and complete books and records of account; minutes or the proceedings of its shareholders, board of directors, and committees of directors; a record of its shareholders; and such other records and reports as are further described in Article IV, sections 5 and 6 of these bylaws, at the principal place of business of the corporation. Any books, records, and minutes may be in written form or in another form capable of being converted into written form within a reasonable time. [BCA Sec. 607.1601(4)]

SECTION 2. ANNUAL FINANCIAL STATEMENTS FOR SHAREHOLDERS

Unless modified by resolution of the shareholders within 120 days of the close of each fiscal year, the corporation shall furnish its shareholders annual financial statements which may be consolidated or combined statements of the corporation and one or more of its subsidiaries, as appropriate, that include a balance sheet as of the end of the fiscal year, an income statement for that year, and a statement of cash flow for that year. If financial statements are prepared on the basis of generally accepted accounting principles, the annual financial statements must also be prepared on that basis. If the annual financial statements are reported upon by a public accountant, the accountant's report must accompany them. If not, the statements must be accompanied by a statement of the president or the person responsible for the corporation's accounting records: 1. Stating the person's reasonable belief whether the statements were prepared on the basis of generally accepted accounting principles and, if not, describing the basis or preparation, and 2. Describing any respects in which the statements were not prepared on a basis of accounting consistent with the statements prepared for the preceding year. The corporation shall mail the annual financial statements to each shareholder within 120 days after the close of each fiscal year or within such additional time thereafter as is reasonably necessary to enable the corporation to prepare its financial statements if, for reasons beyond the corporation's control, it is unable to prepare its financial statements within the prescribed period. Thereafter, on written request from a shareholder who was not mailed the statements, the corporation shall mail the shareholder the latest financial statements. [BCA Sec. 6O7.l620] Copies of the annual financial statements shall be kept at the principal place of business of the corporation for at least 5 years, and shall be subject to inspection during business hours by any shareholder or holder of voting trust certificates, in person or by agent.

SECTION 3. OTHER REPORTS TO SHAREHOLDERS

If the corporation indemnities or advances expenses to any director, officer, employee, or agent, other than by court order or action by the shareholders or by an insurance carrier pursuant to insurance maintained by the corporation, the corporation shall report the indemnification or advance in writing to the shareholders with or before the notice of the next shareholders' meeting, or prior to such meeting if the indemnification or advance occurs after the giving of such notice but prior to the time that such meeting is held. The report shall include a statement specifying the persons paid, the amounts paid, and the nature and status at the time of such payment of the litigation or threatened litigation. (SCA Sec. 607.1621(1)] If the corporation issues or authorizes the issuance of shares for promises to render services in the future, the corporation shall report in writing to the shareholders the number of shares authorized or issued, and the consideration received by the corporation, with or before the notice of the next shareholders' meeting. [BCA Sec. 607.1621(2)]

SECTION 4. ANNUAL REPORT TO DEPARTMENT OF STATE

The corporation shall prepare and deliver an annual report form to the Department of State each year within the time limits imposed, and containing the information required, by section 607.1622 of the Business Corporation Act.

SECTION 5. INSPECTION BY SHAREHOLDERS

  A shareholder of the corporation is entitled to inspect and copy, during regular business hours at the corporation's principal office, the records of the corporation described in Article IV, Section 5(e) of these bylaws if the shareholder gives the secretary written notice of the shareholder's demand at least 5 business days before the date on which the shareholder wishes to inspect and copy.
  A shareholder of this corporation is entitled to inspect and Copy, during regular business hours at a reasonable location specified by the corporation, any of the following records of the corporation if the shareholder meets the requirements of subsection below and gives the corporation written notice of the shareholder's demand at least S business days before the date on which the shareholder wishes to inspect and copy:
    Excerpts from minutes of any meeting of the board of directors, records of any action of a committee at the board of directors while acting in place of the board of directors on behalf of the corporation, minutes of any meeting of the shareholders, and records of action taken by the shareholders or board of directors without a meeting, to the extent not subject to inspection under subsection (a) above;
    Accounting records of the corporation;
    The record of shareholders; and
    Any other books and records of the corporation.
  A shareholder may inspect and copy the records described in subsection above only if 1. The shareholder's demand is made in good faith and for a purpose reasonably related to the shareholder's interest as a shareholder; 2. The demand describes with reasonable particularity the shareholder's purpose and the records the shareholder desires to inspect; and 3. The records requested are directly connected with the shareholder's purpose. (d) This section of the bylaws does not affect: 1. The right of a shareholder to inspect and copy records under Article II, Section 11 of these bylaws; 2. The power of a court, independently of the Business Corporation Act, to compel the production of corporate records for examination. [BCA Sec. 607.1602]

SECTION 6. INSPECTION BY DIRECTORS

Every director shall have the absolute right at: any reasonable time to inspect and copy all books, record, and documents, of every kind of the corporation and to inspect the physical properties of the corporation. Such inspection by a director may be made in person or by agent or attorney. The right of inspection includes the right to copy and make extracts.

ARTICLE VII INDEMNIFICATION AND INSURANCE

SECTION 1. INDEMNIFICATION UNDER BCA SECTION 607.0850

The corporation shall have the power to indemnify any director, officer, employee, or agent of the corporation as provided in Section 607.0850 of the Business Corporation Act.

SECTION 2. ADDITIONAL INDEMNIFICATION

The corporation may make any other or further indemnification or advancement of expenses of any of its directors, officers, employees, or agents, under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in the person's official capacity and as to action in another capacity while holding such office. However, such further indemnification or advancement of expenses shall not be made in those instances specified in Section 607.0850 (7)(a-d) of the Business Corporation Act.

SECTION 3. COURT ORDERED INDEMNIFICATION

Unless otherwise provided by the articles of incorporation, notwithstanding the failure of the corporation to provide indemnification, and despite any contrary determination of the board or of the shareholders in the specific case, a director, officer, employee, or agent at the corporation who is or was a party to a proceeding may apply for indemnification or advancement of expenses, or both, to the court conducting the proceeding, to the circuit court, or to another court of competent jurisdiction in accordance with Section 607.0850(9) of the Business Corporation Act.

SECTION 4. INSURANCE

The corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation against any liability asserted against the person and incurred by the person in any such capacity or arising out of the person's status as such, whether or not the corporation would have the power to indemnify the person against such liability under provisions of law. [BCA Sec. 607.0850(12)]

ARTICLE VIII SHARES

SECTION 1. ISSUANCE OF SHARES

The board of directors may authorize shares to be issued for consideration consisting of any tangible or intangible property or benefit to the corporation, including cash, promissory notes, services performed, promises to perform services evidenced by a written contract, or other securities of the corporation. Before the corporation issues shares, the board of directors shall determine that the consideration received or to be received for shares to be issued is adequate. That determination by the board of directors is conclusive insofar as the adequacy of consideration for the issuance of shares relates to whether the shares arc validly issued, fully paid, and nonassessable. When the corporation receives the consideration for which the board of directors authorized the issuance of shares, the shares issued therefore are fully paid and nonassessable. Consideration in the form of a promise to pay money or a promise to perform services is received by the corporation at the time of the making of the promise, unless the agreement specifically provides otherwise. The corporation may place in escrow shares issued for a contract for future services or benefits or a promissory note, or make other arrangements to restrict the transfer of the shares, and may credit distributions in respect of the shares against their purchase price, until the services are performed, the note is paid, or the benefits received. If the services are not performed, the shares escrowed or restricted and the distributions credited may be canceled in whole or part. [BCA Sec. 607.0621]

SECTION 2. CERTIFICATES

After shares in the corporation have been fully paid, the holder of the shares shall be given a certificate representing the shares. At a minimum, each share certificate shall state on its face the following information:

    the name of the corporation and that the corporation is organized under the laws of Florida;
    the name of the person to whom issued;
    the number and class of shares and the designation of the series, if any, the certificate represents. Each certificate shall be signed, either manually or in facsimile, by the president or a vice president and by the secretary or an assistant secretary of the corporation on and may bear the seal of the corporation. [BCA Sec. 607.0625]

ARTICLE IX DIVIDENDS

SECTION 1. PAYMENT OF DIVIDENDS

The board of directors may authorize, and the corporation may make, dividends on its shares in cash, property, or its own shares and other distributions to its shareholders, subject to any restrictions contained in the articles of incorporation, to the requirements of sections 607.0623 and 607.06401 of the Business Corporation Act, and to all applicable provisions of law. [BCA Secs. 607.01401(15), 607.0623(2) & 607.06401(3)]

ARTICLE X - AMENDMENT OF ARTICLES AND BYLAWS

SECTION 1. AMENDMENT OF ARTICLES OF INCORPORATION

The board of directors may propose one or more amendments to the articles of incorporation for submission to the shareholders. For the amendment to be effective:

  The board of directors must recommend the amendment to the shareholders, unless the board of directors determines that because of conflict of interest or other special circumstances it should make no recommendation and communicates the basis for its determination to the shareholders with the amendment; and
  The shareholders entitled to vote on the amendment must approve the amendment as provided below. The board of directors may condition its submission of the proposed amendment to the shareholders on any basis. The shareholders shall approve amendments to the articles of incorporation by the vote of a majority of the votes entitled to be cast on the amendment, except as may otherwise be provided by the articles of incorporation, Sections 607.1003 and 607.1004 of the Business Corporation Act and other applicable provisions of law, and these bylaws. The corporation shall notify each shareholder, whether or not entitled to vote, of the proposed shareholder' meeting to amend the articles of incorporation in accordance with Article II, section 4 of these bylaws. The notice of meeting must state that the purpose, or one of the purposes, of the meeting is to consider the proposed amendment and contain or be accompanied by a copy or summary of the amendment. Notwithstanding the above provisions of this section and unless otherwise provided in the articles of incorporation, if this corporation has 35 or fewer shareholders then, pursuant to section 607.1002(6) of the Business Corporation Act, the shareholders may amend the articles of incorporation without an act of the directors at a meeting of the shareholders for which the notice of the changes to be made is given. [BCA Secs 607.1002 - 607.1005]

SECTION 2. AMENDMENT OF BYLAWS

The board of directors may amend or repeal these bylaws unless:

  The articles of incorporation or the Business Corporation Act reserves the power to amend the bylaws generally or a particular bylaw provision exclusively to the shareholders; or
  The shareholders, in amending or repealing the bylaws generally or a particular bylaw provision, provide expressly that the board of directors may not amend or repeal the bylaws or that bylaw provision. The shareholders may amend or repeal these bylaws even though the bylaws may also be amended or repealed by the board of directors. [BCA Sec. 607.1020]

CERTIFICATE

This is to certify that the foregoing is a true and correct copy of the Bylaws of the corporation named in the title thereto and that such Bylaws were duly adopted by the board of directors of the corporation on the date set forth below. Dated: May 3, 2002

/s/ Jeannine Karklins President

Jeannine Karklins

EX-4 SAMPLE STOCK CERTIFICATE

Number X- xxxxxx Used Kar Parts, Inc.

A Florida Corporation

*XXX* Shares

Common Stock

$.001 Par Value

This certifies that _______________ is the record holder of _________ ( XXX ) shares of Common Stock of Used Kar Parts, Inc. transferable only on the share register of the corporation, in person or by duly authorized attorney, upon surrender of this certificate properly endorsed or assigned.

This certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Articles of Incorporation and the By-laws of the corporation and any amendments thereto.

A statement of all of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights may be obtained by any stockholder, upon request and without charge, at the principal office of the corporation.

WITNESS the signatures of its duly authorized officers this X day of XXXXXX, 200_.

______________

Secretary President

SEE RESTRICTIVE LEGENDS ON REVERSE

For Value Received hereby sells, assigns, and transfers unto, ,
( ) shares represented by the within certificate and hereby irrevocably constitutes and appoints
___________________________ attorney to transfer the said shares on the share register of the within named corporation with full power of substitution in the premises.

Dated , 200

In presence of _____________________ _________________________________

Witness Stockholder

NOTICE: THE SIGNATURE ON THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THIS CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATSOEVER.

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SHARES MAY NOT BE SOLD OR TRANSFERRED OR PLEDGED IN THE ABSENCE OF SUCH REGISTRATION UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO IT STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT. COPIES OF THE AGREEMENT, IF ANY, COVERING THE PURCHASE OF THESE SHARES AND RESTRICTING THEIR TRANSFER MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE CORPORATION AT THE PRINCIPAL EXECUTIVE OFFICES OF THE CORPORATION.

EX-5 LEGAL OPINION

Validity of Common Stock
Jonathan D. Leinwand, P.A.	12955 Biscayne Blvd. Suite 328 North Miami, FL 33181 Tel: (305) 981-4524 Fax: (954) 252-4265
E-mail: jonathan@jdlpa.com

February 10, 2003

Used Kar Parts, Inc.

Attn: Jeannine Karklins, President

6371 La Costa Dr. #101

Boca Raton, FL 33433

Dear Ms. Karklins:

In connection with the registration under the Securities Act of 1933 (the "Act") of 68,000 shares (the "Securities") of Common Stock, par value $.001 per share, of Used Kar Parts, Inc., a Florida corporation (the "Company"), we, as your counsel, have examined such corporate records and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. We have also relied upon representations of the corporation. Upon the basis of such examination, we advise you that, in our opinion:

The Securities have been validly issued and are fully paid and nonassessable.

The foregoing opinion is limited to the Federal laws of the United States and the laws of the State of Florida, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

We have relied upon information obtained from public officials, officers of the Company and other sources believed by us to be responsible.

We hereby consent to the filing of this opinion as an exhibit to the registration statement relating to the Securities and to the reference to us under the heading "Validity of Common Stock" in the Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very Truly Yours,

JONATHAN D. LEINWAND, P.A.

/s/ Jonathan D. Leinwand, P.A.

EX-23 Consent of Experts

Consent of Independent Auditors

Used Kar Parts, Inc

6371 La Costa Dr. #101,

Boca Raton, Florida 33433

Re: USED KAR PARTS, INC

Dear Sir or Madam:

We hereby consent to use in the Prospectus constituting a part of this Registration Statement on Form SB-2 of our report dated February 7, 2003, relating to the financial statements of Used Kar Parts, Inc., which are contained in this prospectus.

We also consent to the reference to us under the captions "Experts" in the Prospectus.

Baum & Company, P.A.

Coral Springs, Florida

February 7, 2003

/s/ Baum & Company, P.A.